Rule 424B3
                                                            File No. 333-39545

                     SUPPLEMENT NO. ONE DATED APRIL 29, 1998
                      TO PROSPECTUS DATED NOVEMBER 7, 1997
                                  INACOM CORP.
                              INACOM COMMON STOCK


     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus dated November 7, 1997, forming a part of the Registration Statement on Form S-3, File No. 333-39545. Any cross references in this Supplement refer to portions of the Prospectus.

     The information concerning the Selling Stockholders listed under "Selling Stockholders" in the Prospectus may change from time to time and will be set forth in supplements, such as this Prospectus Supplement.

     The purpose of this Supplement is to add an additional Selling Stockholder as of April 29, 1998. The following table sets forth the name of the additional Selling Stockholder and the number of shares of Common Stock which may be offered for the account of such Selling Stockholder under the Prospectus.

                                             Shares of
                                            Common Stock
                                               Owned
                                            ------------
First Centenary Methodist Church              2,000



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